Exhibit 8.2

Draft

May 28, 2015

Boards of Directors

Cincinnati Federal Savings and Loan Association

Cincinnati Bancorp

CF Mutual Holding Company

6581 Harrison Avenue

Cincinnati, OH 45247

Gentlemen:

You have requested our opinion regarding the material Ohio income tax consequences, relating to the reorganization of Cincinnati Federal Savings and Loan Association, a federally-chartered mutual savings association (Mutual Association, Association or Stock Association), from a mutual savings and loan association to a mutual holding company (Reorganization), pursuant to the Plan of Reorganization from a Mutual Savings and Loan Association to a Mutual Holding Company and Stock Issuance Plan, as Amended (Plan of Reorganization), and the integrated transactions described in the Federal Tax Opinion (Federal Opinion) prepared by Luse Gorman, PC. Concurrently with the Reorganization, Cincinnati Bancorp will offer for sale less than 50 percent of its Common Stock on a priority basis to depositors and Tax-Qualified Employee Plans of Cincinnati Federal Savings and Loan Association, with the remaining shares offered to the public in a Community Offering, a syndicated Community Offering, a Firm Commitment Underwritten Offering or a combination thereof. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.

Our opinion is limited solely to Ohio state income tax consequences and will not apply to any other taxes, jurisdictions, transactions or issues.

In rendering the opinion set forth below, we have relied upon the Federal Opinion of Luse Gorman, PC related to the federal tax consequences of the Reorganization and the Plan of Reorganization, without undertaking to verify the federal tax consequences by independent investigation. Our opinion is subject to the truth and accuracy of certain representations made by you to us and Luse Gorman, PC and the consummation of the proposed conversion in accordance with the terms of the Plan of Reorganization. All capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Plan of Reorganization.

Should it finally be determined the facts and federal income tax consequences are not as outlined in the Federal Opinion, the Ohio income tax consequences and our Ohio Income Tax Opinion will differ from what is contained herein.

In issuing the opinions set forth below, we have referred solely to the existing provisions of the Ohio Revised Code, Ohio Rev. Code Ann. and regulations thereunder, and administrative rulings, notices and procedures and court decisions (collectively, the Current Tax Law). Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the

Boards of Directors

Cincinnati Federal Savings and Loan Association

May 28, 2015

date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof. This opinion is being furnished only for you and your respective shareholders who purchase shares in the offering in connection with the Conversion, and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Internal Revenue Code Section 351, the other applicable state and federal laws and the representations of the Association. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the board of directors of the Association at a meeting duly called and held, that the Association will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing.

We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to the laws and regulations of any jurisdictions other than Ohio, or as to factual or legal matters other than as set forth herein.

Discussion Related to Ohio Tax Consequences

Ohio tax law does not specifically adopt any tax-free reorganization or tax-free capital contribution provisions of the Internal Revenue Code of 1986, as amended (the Code). However, net income is not a factor in determining the tax imposed on financial institutions. Financial institutions are subject to the financial institutions tax imposed for each calendar year that the financial institution conducts business on the first day of January of that calendar year. The financial institutions tax is levied on total Ohio equity capital (Ohio Rev. Code Ann. Chapter 5726). Ohio imposes a Commercial Activity Tax to certain taxpayers. The Commercial Activity Tax is not a tax on net income but a tax on certain receipts from business in Ohio. Financial institutions that file and pay the financial institutions tax are exempt from the Ohio Commercial Activity Tax. (Ohio Rev. Code Ann. Section 5751.01(E)(3)) Cincinnati Federal Savings and Loan Association has been paying the required financial institutions tax.

Ohio follows the Internal Revenue Code of 1986 and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) In addition, as it relates to individual taxpayers, Ohio imposes a tax on “adjusted gross income,” which is equal to taxable income as defined by Section 62 of the Code, with certain modifications. The Federal Tax Opinion, which states no income or loss is recognized for federal income tax purposes by any of the parties participating in the conversion described above, provides the basis upon which we conclude the aforementioned Ohio statutes and regulations hold that such conversion results in no gain or loss. (Ohio Rev. Code Ann. Chapter 5747)

Boards of Directors

Cincinnati Federal Savings and Loan Association

May 28, 2015

Opinions

Based upon the facts and representation stated herein and the existing law, it is the opinion of BKD, LLP regarding the Ohio income tax consequences of the planned conversion and reorganization:

1.	The conversion of the Association to the Mutual Holding Company will qualify as a reorganization within the meaning of Section 368(a)(1)(F). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

2.	The transfer by the Association of substantially all of its assets and liabilities to the Stock Bank qualifies as an exchange under Code Section 351 and the Association will recognize no gain or loss upon the transfer of substantially all of its assets and liabilities solely in exchange for the voting common stock of the Stock Bank. Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

3.	The Association’s holding period in the common stock of the Stock Bank received in the reorganization will include the holding period during which the property exchanged was held (Code Section 1223(1)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

4.	The Association will recognize no income with respect to its bad debt reserve established under Code Section 593. Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

5.	The Stock Bank will recognize no gain or loss upon its receipt of property from the Association in exchange for its stock. (Code Section 1032(a)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11). Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726).

6.	The Stock Bank’s basis in the property received from the Association will be the same as the basis of such property in the hands of the Association immediately prior to the Reorganization. (Code Section 362(a)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

7.	The Stock Bank’s holding period for the property received from the Association will include the period during which such property was held by the Association. (Code Section 1223(2)). Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

8.	The Association members will recognize no gain or loss by reason of the Reorganization. Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) In the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747)

Boards of Directors

Cincinnati Federal Savings and Loan Association

May 28, 2015

9.	No gain or loss shall be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members of Association on the issuance to them of withdrawal deposit accounts in Stock Bank plus liquidation rights with respect to Mutual Holding Company, in exchange for their deposit accounts in the Mutual Association or to the other depositors on the issuance to them of withdrawal deposit accounts. (Code Section 354(a)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) In the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747)

10.	It is more likely than not that the fair market value of the subscription rights to purchase Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon the distribution to them of the nontransferable subscription rights to purchase shares of stock of Stock Holding Company. Gain realized, if any, by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)) Eligible Account Holders and Supplemental Eligible Account Holders will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726) Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747)

11.	The basis of the deposit accounts in the Stock Association to be received by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Mutual Association will be the same as the basis of their deposit accounts in Mutual Association surrendered in exchange therefor. (Code Section 358(a)(1)) The basis of the interests in the liquidation rights in Mutual Holding Company to be received by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of Mutual Association shall be zero. (Rev. Rul. 71-233, 1971-1 C.B. 113) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726) Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747)

12.	The Mutual Holding Company and the persons who purchased Common Stock of the Stock Holding Company in the Subscription and Community Offering (Minority Stockholders) will recognize no gain or loss upon the transfer of Stock Bank stock and cash, respectively, to Stock Holding Company in exchange for stock in Cincinnati Bancorp. (Code Section 351(a)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726) Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Section 5747)

13.	The Stock Holding Company will recognize no gain or loss on its receipt of Stock Bank stock and cash in exchange for Stock Holding Company Common Stock. (Code Section 1032(a)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

Boards of Directors

Cincinnati Federal Savings and Loan Association

May 28, 2015

14.	The Mutual Holding Company’s basis in the Stock Holding Company Common Stock received in the Secondary 351 Transaction will be the same as its basis in the Stock Bank stock transferred. (Code Section 358(a)(1)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

15.	Mutual Holding Company’s holding period in the Stock Holding Company Common Stock received will include the period during which it held the Stock Bank common stock, provided that such property was a capital asset on the date of the exchange. (Code Section 1223(1)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

16.	The Stock Holding Company’s basis in the Stock Bank stock received from the Mutual Holding Company will be the same as the basis of such property in the hands of Mutual Holding Company. (Code Section 362(a)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

17.	The Stock Holding Company’s holding period for the Stock Bank stock received from the Mutual Holding Company will include the period during which such property was held by the Mutual Holding Company. (Code Section 1223(2)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726)

18.	It is more likely than not that the basis of the Stock Holding Company Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012) The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire such stock was exercised. (Code Section 1223(6)) Ohio follows the Code and all its definitions for determining taxable income and definitions. (Ohio Rev. Code Ann. Section 5701.11) Ohio does not impose a tax on corporate net income on financial institutions. (Ohio Rev. Code Ann. Chapter 5726) Also, in the case of all individuals, adjusted gross income is equal to taxable income as defined by Section 62 of the Code, with certain modifications. (Ohio Rev. Code Ann. Chapter 5747)

If any of the facts contained in this opinion letter change, it is imperative we be notified in order to determine the effect on the Ohio income tax consequences, if any.

Consent

We hereby consent to the filing of the opinion as an exhibit to the Association’s combined Form MHC-1/MHC-2 Notice of MHC Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of MHC, and as an exhibit to the Stock Holding Company’s Application on Form H-(e)1, as filed with the Board of Governors of the Federal Reserve System and Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the

Boards of Directors

Cincinnati Federal Savings and Loan Association

May 28, 2015

references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2, H-(e)1-S, and S-1 under the captions “The Reorganization and Offering - Material Income Tax Consequences” and “Legal and Tax Matters,” and to the summarization of our opinion in such Prospectus.

BKD, LLP